                                                                               .
                                                                               .
                                                                               .
                                                                    EXHIBIT 21.1

                                  SUBSIDIARIES

NAME OF SUBSIDIARY                     FORM OF ORGANIZATION        JURISDICTION OF ORGANIZATION
------------------                     --------------------        ----------------------------
WHOLLY OWNED BY NGAS RESOURCES, INC.

Daugherty Petroleum, Inc. ("DPI")      Corporation                           Kentucky

WHOLLY OWNED BY DPI

Sentra Corporation                     Corporation                           Kentucky
NGAS Securities, Inc.                  Corporation                           Kentucky
NGAS Gathering, LLC                    Limited Liability Company             Kentucky